UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2009

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2009, ADVENTRX Pharmaceuticals, Inc. (the "Company") entered into that certain Third Amendment to Rights Agreement, dated August 26, 2009 (the "Amendment"), with the Icahn Purchasers (as defined in the Amendment). The Amendment modified that certain Rights Agreement, with an effective date of July 27, 2005, as previously amended (the "Agreement"), among the Company and the Purchasers (as defined in the Agreement) pursuant to which the Company agreed to set the authorized number of directors constituting the Board at six and to not change such number, except as set forth in the Agreement. Pursuant to the Amendment, in the event a director resigns from the Board and any resulting vacancy is not filled by a majority of the Board directors then in office, which majority includes the Purchaser Designee (as defined in the Rights Agreement), if there is then a Purchaser Designee, the Board may decrease the authorized number of Board directors to the number of Board directors then in office (including for this purpose the appointment of a director to fill any vacancy resulting from such resignation) and, from time to time, the Board may increase the number of authorized Board directors provided that any vacancy created by such an increase is filled by a majority of the Board directors then in office, which majority includes the Purchaser Designee, if there is then a Purchaser Designee. A complete copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Icahn Purchasers beneficially own approximately 6.7% of the Company’s outstanding common stock and Alexander J. Denner, Ph.D., a member of the Board, is affiliated with the Icahn Purchasers and currently is the Purchaser Designee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

September 1, 2009	By:	/s/ Patrick Keran

Name: Patrick Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Rights Agreement, dated August 26, 2009